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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation and its subsidiaries on Form S-8 of our reports dated February 23, 2001, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June  6, 2001